 United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                       Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN Report

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07       Submission of Matters to a Vote of Security Holders;

Ethan Allen’s Annual Meeting of Shareholders was held on December 4, 2013 in Danbury, CT. The following is a summary of the matters voted on at the meeting:

(a)     Shareholders approved the election of two directors for a three-year term expiring 2016 * as follows:

Nominee	For	Withheld
Clinton A. Clark (2016)	25,604,871	191,632
Kristin Gamble (2016)	25,555,298	241,205

  Broker Non-Vote      1,429,249      shares for each Director.

* As a result of the vote on item (d) below, all Directors will stand for election at the next Annual Meeting of Shareholders in 2014

(b)     Shareholders ratified the appointment of KPMG LLP as Ethan Allen’s independent registered public accounting firm for the fiscal year ending June 30, 2014, as follows:

For	Against	Abstain
27,032,495	90,121	103,136

(c)     Shareholders advisory vote on Executive compensation as follows:

For	Against	Abstain
22,009,661	3,602,129	184,713

  Broker Non-Vote      1,429,249       shares.

(d)     Shareholders approved the amendment to our Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors.

For	Against	Abstain
25,662,381	22,659	111,463

  Broker Non-Vote      1,429,249       shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: December 5 , 2013	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and Chief Executive Officer